Exhibit 4.3

■	Ernst & Young LLP Chartered Accountants Ernst & Young Tower 222 Bay Street, P.O. Box 251 Toronto, Ontario M5K 1J7	■	Phone: (416) 864-1234 Fax: (416) 864-1174
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-8) (File No. 333-129218), as amended on December 15, 2005 (the “Amended Registration Statement”), pertaining to Inco Limited’s offer to purchase all of the issued and outstanding common shares of Falconbridge Limited (formerly Noranda Inc.) (the “Company”) and the incorporation by reference in the Amended Registration Statement of our auditors’ report dated February 3, 2005 relating to the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the consolidated statements of income (loss) and retained earnings (deficit) and cash flows for the years then ended.

Toronto, Canada,	/s/ Ernst & Young LLP
December 15, 2005	Chartered Accountants
A member of Ernst & Young Global